EXHIBIT 5.1

OPINION OF LATHAM & WATKINS

[Letterhead of LATHAM & WATKINS]

August 15, 2002

ACLARA BioSciences, Inc.
1288 Pear Avenue
Mountain View, California 94043

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration by ACLARA BioSciences, Inc., a Delaware corporation (the “Company”), of an aggregate of 3,375,000 shares (the “Shares”) of common stock, par value $0.001 per share, of ACLARA BioSciences, Inc. (the “Company”) pursuant to the Company’s Amended and Restated 1997 Stock Plan (the “Plan”) on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, you have requested our opinion with respect to the matters set forth below. The 3,375,000 shares to be registered pursuant to the Registration Statement are referred to below as the “Shares.”

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we assume no responsibility as to the application of the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or any other local agencies within any state.

Subject to the foregoing, it is our opinion that as of the date hereof, upon the issuance and sale of the Shares, each in the manner contemplated by the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/    LATHAM & WATKINS